Exhibit 11.1

SPECTRIAN CORPORATION AND SUBSIDIARY
COMPUTATION OF NET INCOME (LOSS) PER SHARE
(In thousands except per share data)

                                                               Three months ended                    Nine months ended
                                                          December 30,     December 28,        December 30,    December 28,
                                                         ----------------  --------------      --------------  --------------
                                                              1995             1996                1995            1996
                                                         ----------------  --------------      --------------  --------------

Net income (loss)                                               $   (736)         $  138            $  3,981       $  (5,512)
                                                         ================  ==============      ==============  ==============

Weighted average number of shares outstanding used
 in computation:
   Common Stock                                                    7,771           8,169               7,609           8,118
   Common Stock equivalents
     as a result of stock options
     outstanding                                                   n/a *             126                 538           n/a *
                                                         ----------------  --------------      --------------  --------------
       Shares used in computing per
         share amounts **                                          7,771           8,295               8,147           8,118
                                                         ================  ==============      ==============  ==============


Net income (loss) per share                                     $  (0.09)         $ 0.02              $ 0.49        $  (0.68)
                                                         ================  ==============      ==============  ==============

* Due to the loss in this period, stock options outstanding would be antidilutive and are therefore not included in the calculation.

**    The  dilutive  impact  of  options  determined  using  the  fully  diluted
      calculation  is  not  materially   different  from  the  dilutive   impact
      represented in this statement determined using the primary method.

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